UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 22, 2007

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Westmoreland Coal Company has entered into a non-binding letter of intent dated June 22, 2007 to sell the operation and maintenance contracts for four power plants owned by Dominion Resources (Altavista, Hopewell, Southampton, and Gordonville) as well as certain fixed assets of Westmoreland Technical Services (WTS). In addition, the letter of intent contemplates that the buyer will provide contract operation and maintenance services at the Company’s 100% owned ROVA power facility in North Carolina. The terms of the deal are not disclosed.

The transaction contemplated by the letter of intent is subject to the buyer completing its due diligence, approval by the Company’s Board of Directors, the execution of definitive documentation, and obtaining all necessary consents, including consents from Dominion Resources and the ROVA project lenders. Closing is anticipated to occur in August 2007.

Item 9.01   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated July 9, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: July 9, 2007	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 9, 2007